EXHIBIT 10.5


                                  LIBERTY - RJF
                        TERMINATION AND RELEASE AGREEMENT


         THIS TERMINATION AND RELEASE AGREEMENT (the "AGREEMENT") is made and entered into this 17 day of December, 1996, by and among RAYMOND JAMES FINANCIAL , INC., a Florida corporation ("RJF"), EAGLE ASSET MANAGEMENT, INC., a Florida corporation ("EAGLE"), HERITAGE ASSET MANAGEMENT, INC., a Florida corporation ("HERITAGE") (RJF, Eagle and Heritage are collectively referred to herein as the "RJF GROUP"), HERBERT E. EHLERS, an individual ("EHLERS"), and LIBERTY INVESTMENT MANAGEMENT, INC., formerly known as Eagle Institutional Asset Management, Inc., a Florida corporation (the "CORPORATION").

                             BACKGROUND AND PURPOSE

         WHEREAS, RJF, Eagle, Heritage, Ehlers and the Corporation are parties to that certain Separation Agreement dated October 27, 1994, as amended on May 19, 1995, (the "SEPARATION AGREEMENT"), pursuant to which the parties agreed to terminate Ehlers' full-time employment with Eagle, subject to the terms and conditions set forth therein, and the Corporation agreed to pay to Eagle "Institutional Customer Liquidated Damages" as such term is defined in the Separation Agreement (herein, the "INSTITUTIONAL CUSTOMER LIQUIDATED DAMAGES"), subject to the terms and conditions of the Separation Agreement; and

         WHEREAS, the Corporation and RJF are parties to that certain Option and Option Agreement dated as of December 31, 1994 (the "OPTION AGREEMENT"), pursuant to which RJF was granted an option by the Corporation to acquire a number of non-voting shares of common stock of the Corporation which, upon exercise, would represent twenty percent (20%) of the issued and outstanding common stock of the Corporation, subject to the terms and conditions set forth therein (the "OPTION"); and

         WHEREAS, the Corporation has agreed to sell substantially all of the assets of the Corporation (collectively, the "ASSETS") to Goldman, Sachs & Co., a New York limited partnership ("GOLDMAN") pursuant to the terms and conditions of an Agreement to Acquire the Business of Liberty Investment Management, dated October 23, 1996 (the "ACQUISITION AGREEMENT"), in exchange for certain payments to be made by Goldman to the Corporation as described in the Acquisition Agreement, and

         WHEREAS, the Corporation has furthermore agreed to purchase the Option from RJF, AND RJF has agreed to sell the Option to the Corporation; and

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         WHEREAS, pursuant to the terms and conditions set forth herein, the
Corporation has agreed to prepay the Institutional Customer Liquidated Damages due under the Separation Agreement, and in consideration of such prepayment Eagle has agreed to waive the right to receive any further Institutional Customer Liquidated Damages under the Separation Agreement and, accordingly, RJF, Eagle, Heritage, Ehlers and the Corporation have agreed to terminate the Separation Agreement subject to and effective as of the closing of the transactions described in the Acquisition Agreement; and

         WHEREAS, RJF and the Corporation have agreed to terminate the Option Agreement, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:


                                   AGREEMENT

         1 . PAYMENT OF INSTITUTIONAL CUSTOMER LIQUIDATED DAMAGES AND TERMINATION OF SEPARATION AGREEMENT. Subject to and in accordance with the terms and conditions of this Agreement, the Corporation agrees to pay to RJF the amounts described in this Section 1 (the "TOTAL PAYMENT"), which shall be allocated as described in Section 5 of this Agreement:

             1.1 The Corporation shall pay to RJF, on behalf of Eagle, the installments due on January 15, 1997, and April 15, 1997, for the Institutional Customer Liquidated Damages (the "1996 INSTALLMENTS"), such installments to be paid on or before their respective due dates in accordance with and computed pursuant to the terms and conditions of the Separation Agreement. The 1996 Installments shall represent the payments due to Eagle pursuant to Section 1.2 of the Separation Agreement for investment advisory services rendered by the Corporation through December 31, 1996. Any of the 1996 Installments which are paid prior to the due date described in the Separation Agreement may be discounted by the Corporation on a 5% per annum discounted basis.

             1.2 Subject to the provisions of Section 1.3 hereof, the Corporation shall pay to RJF (for itself and on behalf of any member of the RJF Group, including Eagle, who is owed payments under the Separation Agreement or under the Option) one-half (1/2) of the "Net Proceeds" to be received by the Corporation as the "Initial Purchase Price" pursuant to the terms and conditions of the Acquisition Agreement. For purposes of this Agreement, the term "Net Proceeds" shall mean (i) the gross proceeds paid to the Corporation by Goldman as the "Initial Purchase Price" described in Section 2.5(a) of the Acquisition Agreement to be paid for the Assets of the Corporation, MINUS (ii) any and all fees, costs and expenses associated with the sale of the Assets under the Acquisition Agreement (other than the amounts to be paid by the Corporation to RJF under this Agreement), but not in excess of $450,000.


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             1.3 Notwithstanding the provisions of Section 1.2 above, to the extent the "Initial Purchase Price" of $61,743,270 is adjusted as described in Section 2.5(a) of the Acquisition Agreement, RJF and the Corporation agree to share in any such adjustment as follows:

                 (a) To the extent any such adjustment to the "Initial Purchase
             Price" of $61,743,270 is equal to or less than $2,400,000, such adjustment shall be allocated to and solely borne by RJF; and

                 (b) To the extent such adjustment to the "Initial Purchase
             Price" of $61,743,270 exceeds $2,400,000, the excess of such adjustment over $2,400,000 shall be borne on an equal basis (50%-50%) by RJF and the Corporation.

             1.4 To the extent the adjustments described in Section 1.3 above are recaptured by the Corporation pursuant to Section 2.5(b) or Section 2.5(c) of the Acquisition Agreement, the Corporation shall pay a portion of such recaptured amount to RJF as follows: (i) first, such recaptured amount shall be allocated to the Corporation and RJF to the extent of any adjustment previously allocated pursuant to the provisions of Section 1.3(b) above, and (ii) then, the balance of any such recaptured amount, if any, shall be allocated to RJF to the extent of any adjustment previously allocated to RJF pursuant to the provisions of Section 1.3(a) above.

             1.5 By way of example only, the "Initial Purchase Price" is currently specified to be $61,743,270. Therefore, assuming there were no adjustments to the "Initial Purchase Price," RJF and the Corporation would each receive $30,871,635 prior to any fees, costs or expenses as described above. If the "Initial Purchase Price" is adjusted pursuant to Section 2.5(a) of the Acquisition Agreement by $2,000,000, then RJF would receive $28,871,635 and the Corporation would receive $30,871,635 prior to any fees, costs or expenses as described above. If the "Initial Purchase Price" is adjusted by $3,000,000, then RJF would receive $28,171,635 and the Corporation would receive $30,571,635. If the "Initial Purchase Price" is adjusted by $3,000,000 pursuant to
         Section 2.5(a) of the Acquisition Agreement, and if $1,500,000 of such adjustment were recaptured pursuant to Section 2.5(c) of the Acquisition Agreement, then such $1,500,000 of recapture amount would be paid $1,200,000 to RJF and $300,000 to the Corporation.

             1.6 Except for the 1996 Installments, which shall be paid as described in Section 1.1 hereof, any amount allocated to the payment of the Institutional Customer Liquidated Damages as described in
         Section 5 hereof (the "LIQUIDATED DAMAGES PAYMENT") shall be paid by the Corporation to RJF prior to or simultaneously with the closing of the transactions described in the Acquisition Agreement. The balance of the Total Payment due to RJF hereunder, after deducting the payment of the 1996 Installments and the Liquidated Damages Payment (such balance is hereinafter referred to as the


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         "OPTION PAYMENT") shall be paid by the Corporation to RJF
         simultaneously with the closing of the transactions described in the Acquisition Agreement.

         2. PURCHASE OF OPTION AND TERMINATION OF OPTION AGREEMENT. On the Closing Date, RJF hereby agrees to sell the Option, and the Corporation hereby agrees to purchase the Option. Effective as of the Closing Date, and subject to the performance by the Corporation of its obligations hereunder, RJF and the Corporation agree that the Option Agreement shall be terminated in its entirety and shall be considered null, void and of no further force or effect whatsoever.

         3. CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur simultaneously on the date of the closing of the transactions described in the Acquisition Agreement (the "CLOSING DATE").

         4. DOCUMENTS TRANSFERRED AT CLOSING.

             4.1 Upon the Closing Date at the Closing, the Corporation will deliver to RJF, on behalf of Eagle, the Liquidated Damages Payment (to the extent not previously paid) by wire transfer or certified funds. The RJF Group shall provide documentation reasonably safisfactory to Ehlers and the Corporation to the effect that all obligations under the Separation Agreement have been fulfilled and Ehlers, the Corporation and the Corporation's employees are thereby released of and from any and all restrictions under the terms of the Separation Agreement.

             4.2 Upon the Closing Date at the Closing, RJF shall transfer, sell and assign the Option to the Corporation pursuant to such documents and instruments of transfer as are reasonably acceptable to the Corporation and the Corporation shall pay to RJF the Option Payment by wire transfer or by certified funds.

             4.3 The Corporation and the RJF Group shall provide such other documents, agreements, certificates or instruments as may be reasonably requested by any other party hereto in order to fully consummate the transactions described in this Agreement.

         5. ALLOCATION OF PAYMENTS. The parties hereto agree that the 1996 Installments and an amount equal to the lesser of (x)(i) the Total Payment, MINUS (ii) the 1996 Installments, and MINUS (iii) $275,000, or (y) $25,000,000, shall be allocated to the prepayment of the Institutional Customer Liquidated Damages under the Separation Agreement. The balance of the Total Payment shall be allocated to the Option. It is the intent of the parties hereto that the payment of the Institutional Customer Liquidated Damages hereunder, excluding, the 1996 Installments, is to be allocated for the twelve payments due from the Corporation to RJF for investment advisory services to be rendered by the Corporation during the period beginning on January 1, 1997, and ending on December 31, 1999.


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         6. REPRESENTATIONS AND WARRANTIES.

         6.1 CORPORATION. The Corporation hereby represents and warrants to the other parties hereto as follows:

                 (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority, corporate and otherwise, to own, lease, and operate its properties and carry on its business as and in the places where such properties are now owned, leased or operated or such business is now being conducted.

                 (b) The Corporation has all requisite capacity, power and
             authority, corporate or otherwise, to enter into this Agreement and to assume and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Corporation of its obligations hereunder have been duly and validly authorized by all necessary corporate action and no further action or approval, corporate or otherwise, is required in order to constitute this Agreement as a valid and binding obligation of the Corporation, enforceable in accordance with its terms. The execution and delivery of this Agreement and the performance by the Corporation of its obligations hereunder (i) do not and will not conflict with or violate any provision of the Articles of Incorporation or By-Laws of the Corporation, (ii) do not and will not conflict with or result in any breach of any condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration of any contract, mortgage, lien, lease, agreement, indenture, instrument, judgment or decree to which the Corporation is a party or which is binding upon the Corporation, and (iii) does not and will not result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon the Corporation.

                 (c) The Corporation is acquiring the Option for its own account for investment purposes only within the meaning of the Securities Act of 1933, with no intention of assigning, selling, or otherwise transferring the Option or any participation or interest therein and with no view to the sale or distribution thereof in violation of any Federal or State securities laws.

             6.2 REPRESENTATIONS AND WARRANTIES OF THE RJF GROUP. Each member of the RJF Group. Jointly and severally, hereby represents and warrants to the Corporation and to Ehlers, as follows:

                 (a) Each member of the RJF Group is a corporation duly
             organized, validly existing, and in good standing under the laws of its respective state of incorporation and each such member has all requisite power and authority, corporate and otherwise, to own, lease, and operate its properties and carry on its


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business as and in the places where such properties are now owned, leased or operated or such business is now being conducted.

                 (b) The Option and the right to receive payments under the
             Separation Agreement for the Institutional Customer Liquidated Damages are owned solely by RJF and Eagle, respectively, free and clear of any and all security interests, liens, pledges, claims, charges, escrows, encumbrances, rights of first refusal, security interests or other contracts, and RJF has the unrestricted right to sell the Option hereunder and to accept prepayment on behalf of Eagle, in full satisfaction of all Institutional Customer Liquidated Damages owed under the Separation Agreement.

                 (c) Each member of the RJF Group has all requisite capacity, power and authority, corporate or otherwise, to enter into this Agreement and to assume and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by each such member of the RJF Group of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of each member of the RJF Group and no further action or approval, corporate or otherwise, is required in order to constitute this Agreement as a valid and binding obligation of each member of the RJF Group, enforceable in accordance with its terms. The execution and delivery of this Agreement and the performance by each member of the RJF Group of its obligations hereunder (i) do not and will not conflict with or violate any provisions of the Articles of Incorporation or By-Laws of any member of the RJF Group, (ii) do not and will not conflict with or result in any breach of any condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration of any contract, mortgage, lien, lease, agreement, indenture, instrument, judgment or decree to which a member of the RJF Group is a party, and (iii) does not and will not result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon the Option or any of the rights of RJF to payments of Institutional Customer Liquidated Damages under the Separation Agreement.

                 (d) RJF has had access to such information concerning the
             Corporation as RJF has deemed necessary in order for RJF to enable it to make an informed decision concerning its disposition of the Option and its acceptance of the prepayments for the Institutional Customer Liquidated Damages due to RJF under the Separation Agreement. RJF has consulted with its investment, accounting, legal and tax advisors concerning the transactions described herein and is sufficiently experienced in financial and business matters to fully evaluate the risks and merits of the transactions described in this Agreement. RJF understands that no Federal or state agency has made any finding, or determination as to the fairness of the terms and conditions of this Agreement as it relates to RJF.


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         7. INDEMNITY.

             7.1 Notwithstanding the provisions of Section 1.2 hereof, RJF hereby agrees to indemnify and hold the Corporation and Ehlers harmless of and from 35% of any payments required to be made by the Corporation or Ehlers in connection with the indemnity provisions contained in the Acquisition Agreement as described in Article VIII thereof but not in excess of the Option Payment; provided, however, that in no event shall RJF be required to indemnify the Corporation or Ehlers if such indemnification obligation arises as a result of the gross negligence or willful misrepresentation by the Corporation or Ehlers under the Acquisition Agreement.

             7.2 In the event Ehlers or the Corporation seek indemnity from RJF pursuant to the provisions of Section 7.1, the party seeking such indemnification (the "INDEMNIFIED PARTY") shall give written notice to RJF of the loss or potential loss. Written notice to RJF of the existence of the loss or potential loss shall be given by the Indemnified Party promptly after notice of the loss or potential loss; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to Section 7.1 by any failure to provide prompt notice of the existence of a loss or potential loss except and only to the extent that RJF actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

             7.3 Except as otherwise provided herein, RJF may elect to defend at RJF's own expense and by RJF's own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any claim giving rise to a loss or potential loss to the extent of RJF's indemnification obligation hereunder. If RJF elects to defend the potential claim it shall, within thirty (30) days after receiving notice of the claim, notify the Indemnified Party of RJF's intent to defend and the Indemnified Party shall cooperate, at the expense of RJF, in the defense of the third party claim. Such cooperation shall include, if requested by RJF, not opposing RJF's intervention in any judicial actions concerning the third party claim. If RJF elects not to defend against a third-party claim or fails to notify the Indemnified Party of its election to do so as herein provided or otherwise abandons the defense of the third party claim (i) the Indemnified Party may pay (without prejudice of any of its rights as against RJF), compromise or defend the third party claim and (ii) the costs and expenses of the Indemnified Party incurred in connection therewith to the extent indemnification is due hereunder shall be indemnifiable by RJF pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, in connection with any third party claim in which the Indemnified Party and RJF shall reasonably conclude based upon the written advice of their respective counsel, that (x) there is a conflict of interest between RJF and the Indemnified Party in the conduct of the defense of the claim or (y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to RJF and which could be materially adverse to RJF, then the Indemnified Party shall have the right to assume and direct the defense of the third party claim as it relates to the Indemnified Party. Notwithstanding, the


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         foregoing, the Indemnified Party shall have the right to settle or compromise any claim upon providing written notice to RJF unless and only to the extent that the settlement of the claim is proven by RJF in a court of competent jurisdiction to have been unreasonable and the claim was without merit. In any other event, RJF and the Indemnified Party may each participate, at their own expense, in the defense of the third party claim. RJF and the Indemnified Party shall cooperate with each other in the defense of any claim in all respects including making reasonably available to the other party any personnel or any books, records or other documents within their control which are reasonably necessary or appropriate for the defense, subject to the receipt of appropriate confidentiality agreements or such other agreements as counsel to the parties may deem reasonably necessary in order to ensure that the attorney-client privileges applicable to a party are not inadvertently waived.

         8. MUTUAL RELEASE. Except for (i) the obligations of the parties as described herein, and (ii) subject to verification by RJF that all obligations of the Corporation under the Separation Agreement which have accrued prior to the date hereof (the "Prior Obligations") have been fully paid in accordance with the terms thereof (which PRIOR OBLIGATIONS shall not be released until fully paid as described in the Separation Agreement), each member of the RJF Group, on the one hand, and the Corporation and Ehlers, on the other hand, on behalf of themselves, and their successors and assigns, jointly and severally, hereby mutually agree to fully remise, release, acquit and forever discharge one another, and each of their respective successors and assigns, their boards of directors, shareholders, officers, employees and agents, and their respective partners, agents, employees, stockholders, officers, successors and assigns, jointly and severally, of and from any and all debts, costs, liabilities, obligations, losses, suits, controversies, disputes, rights, claims, demands, damages, actions and causes of action of any nature whatsoever, whether arising at law or in equity, which any of the foregoing parties may have had, may now have, or may have, or may hereafter have, against one another by reason of any matter, cause, happening, thing, document, agreement, partnership agreement, separation agreement, option agreement, lease, note, instrument or any other matter whatsoever, from the beginning of time, to and including this date hereof. Without limiting the foregoing, after payment of the Total Payment, and subject to verification by RJF that the Prior Obligations have been paid in full (which verification RJF agrees to complete within six (6) months after the Closing Date), the parties hereto agree that the Corporation shall have no further obligation to RJF or any member of the RJF Group, including Eagle, to make any other payments whatsoever under this Agreement, the Separation Agreement, the Option Agreement or any other agreement between the parties hereto. Effective as of the Closing Date, and subject to the obligations of the parties hereto to consummate the transactions described herein, the parties hereto agree that the Separation Agreement shall be terminated in its entirety and shall be considered null, void and of no further force or effect whatsoever.

         9. OTHER AGREEMENTS OF THE PARTIES.

             9.1 The Corporation agrees to provide RJF with such documents, schedules and financial information as RJF shall reasonably request in connection with the verification


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         by RJF that all amounts due to it or Eagle under the provisions of the
         Separation Agreement and this Agreement shall have been fully paid.

             9.2 RJF and Eagle agree that, prior to December 31, 1999, neither RJF nor Eagle shall amend their respective articles of incorporation or bylaws in any way or manner so as to limit the indemnity available to officers and directors (or former officers and directors) of RJF and Eagle and shall ensure that Ehlers and any employees of the Corporation who would be entitled to indemnification under the provisions of the current articles of incorporation and bylaws of RJF, Eagle or Heritage continue in full force and effect. Until December 31, 1999, Eagle will maintain "Directors and Officers Errors and Omissions Liability Insurance" in an amount of not less that $10,000,000 and will cause such policies to include as "Insureds" any past directors or officers as is provided presently by Eagle pursuant to its insurance policy with Gulf Underwriters Insurance Company.

             9.3 RJF shall indemnify and hold Ehlers harmless of and from any and all costs, expenses, liability, damages or other impositions whatsoever (including reasonable attorneys' fees) incurred by Ehlers with respect to that certain litigation styled DAVID W. JONSSON V. RAYMOND JAMES & ASSOCIATES, INC., ET AL; NASD Arbitration No. 93-01860, and any other suits or actions filed by David W. Jonsson.

         10. AUTOMATIC TERMINATION. In the event of the termination of the Acquisition Agreement pursuant to the terms thereof, this Agreement shall automatically terminate and shall be deemed null, void and of no further force or effect whatsoever effective as of the date of such termination of the Acquisition Agreement, and the parties hereto acknowledge and agree that the Separation Agreement and the Option Agreement shall remain in full force and effect in the event of such termination of the Acquisition Agreement.

         11. COOPERATION. The RJF Group hereby agrees to cooperate and to do all things necessary in order to assist the Corporation in obtaining the approval of any and all mutual funds and accounts controlled by the RJF Group to the assignment of the investment advisory agreements or subadvisory agreements from the Corporation to Goldman; including, without limitation, the Heritage Capital Appreciation Trust, the RJF Profit Sharing Plan and Trust and the United Way of Pinellas County, Inc. Endowment Fund and Reserve Fund.

         12. WAIVER. In connection with the termination of the Separation Agreement, each party to this Agreement hereby agrees to waive and fully discharge any and all rights and continuing obligations whatsoever existing under the Separation Agreement effective as of the date of such termination, including, without limitation, any and all restrictive covenants and nonsolicitation provisions contained therein (including, without limitation, Section 4.2, Section 4.3 and Section 9.1 of the Separation Agreement).

         13. NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given


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or made, when deposited in the United States mail, postage prepaid, addressed to the parties at their respective addresses shown on the signature pages hereof.
No other method of providing notice is hereby precluded, provided that (i) such method is a reasonably acceptable, commercially utilized means of providing notices (such as Federal Express, Purolator or United States Mail Next Day Delivery, or if delivered by hand-delivery), (ii) such method of delivery provides the sender with a receipt or other evidence that the person to whom the notice has been sent has received same, and (iii) the postage or any charge required to be paid in connection with such notice is prepaid by the sender.

         14. GOVERNING LAW. The validity, construction, interpretation and enforceability of this Agreement shall be governed by the laws of the State of Florida.

         15. NO JOINT VENTURE. The provisions of this Agreement shall not be deemed to create any type of joint venture, partnership or other joint enterprise between Ehlers and the Corporation, on the one hand, and RJF, Eagle or Heritage, on the other hand.

         16. COUNTERPARTS AND ORIGINALS. The parties may execute this Agreement in counterparts. Each executed counterpart shall be deemed an original, and all of them, together, shall constitute the same agreement.

         17. SUCCESSORS AND ASSIGNS. This Agreement is not assignable by any party without the prior written consent of the other parties, and any attempted assignment without the prior written consent of the other parties shall be invalid and unenforceable against the other parties. Subject to the foregoing, this Agreement is binding upon, and inures to the benefit of, the respective heirs, authorized assignees, successors and personal representatives of the parties to it.

         18. HEADINGS, CAPTIONS AND PRONOUNS. The section headings, captions or abbreviations are included solely for convenient reference and shall not control the meanings or interpretation of any of the provisions of this Agreement. As used herein, words in the singular include the plural and the words in the masculine include the feminine and neuter gender, and vice versa whenever the context so requires.

         19. WAIVER. No waiver of any breach or default under this Agreement shall be deemed to be a waiver of any subsequent breach or default.

         20. FURTHER ASSURANCES. Each of the parties hereto agrees to take such action as may be reasonably requested by any other party hereto in order to more effectively carry out the terms and conditions of this Agreement or any exhibit hereto.

         21. INCORPORATION OF RECITALS. The recitals set forth at the beginning of this Agreement are hereby incorporated into this Agreement by this reference and this Agreement shall be interpreted with reference to such recitals.


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         22. SEVERABILTY. This Agreement shall not be severable in any way, but if any provision shall be held to be invalid, the invalidity shall not affect the validity of the remainder of this Agreement and the remainder of this Agreement shall continue in full force and effect.

         23. COSTS AND EXPENSES. Each of the parties hereto shall bear its own costs and expenses with respect to the negotiation, execution and performance of this Agreement and all exhibits hereto, including, without limitation, the costs and expenses of each party's attorneys, accountants and financial advisors.

         24. ANNOUNCEMENTS. Except for such statements and regulatory filings as may be required by any applicable law, and except as may be required in order to allow a party to comply with the terms and conditions of this Agreement, no party shall make any public statements or disclose the terms and conditions of this Agreement including, without limitation, making any press releases with respect to this Agreement and the transactions contemplated herein without the prior written consent of the other parties hereto (which consent may not be unreasonably withheld).

                                     * * *

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         IN WITNESS WHEREOF, have executed this Termination and Release
Agreement the day and year first above written.

Attest:                                 RAYMOND JAMES FINANCIAL, INC.


By: /s/ SHARRY L MAUNEY                 By: /s/ THOMAS A. JAMES
   ----------------------------            --------------------------
    Sharry L. Mauney,                      Thomas A. James, Chairman
    Assistant Secretary
                                                     "RJF"

      (Corporate Seal)

                                        Address: 880 Carillon Parkway
                                                 St. Petersburg, Florida 33716


Attest:                                 EAGLE ASSET MANAGEMENT, INC.


By: /s/ STEPHEN W. FABER                By:  /s/ THOMAS A. JAMES
   ----------------------------            --------------------------
    Stephen Faber, Secretary                 Thomas A. James, Chairman

                                                      "Eagle"
     (Corporate Seal)

                                        Address: 880 Carillon Parkway
                                                 St. Petersburg, Florida 33716

Witnesses:
                                        HERITAGE ASSET MANAGEMENT, INC.


/s/ LINDA HARTER                        By:  /s/ THOMAS A. JAMES
-------------------------------            -----------------------------
Name: Linda Harter                           Thomas A. James, Chairman
     --------------------------
      (Type or Print Name)
                                                  (Corporate Seal)
/s/ DEBBIE GESUALDA
-------------------------------
Name: Debbie Gesualda
     --------------------------                      "Heritage"
      (Type or Print Name)
                                        Address: 880 Carillon Parkway
                                                 St. Petersburg, Florida 33716


                    [Signature Lines Continued on Next Page]

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


Witnesses:

/s/ LYNN A TABER                        /s/  HERBERT E. EHLERS
------------------------------            ------------------------------
Name Lynn A. Taber                           Herbert E. Ehlers
     -------------------------
     (Type or Print Name)
                                                  "Ehlers"

/s/ BEATRICE BREWER LEE
------------------------------
 Name:  Beatrice Brewer Lee
      ------------------------
      (Type or Print Name)
                                        Address: Two Seaside Lane, Apt. 204
                                                 Belleair, Florida 34616


Attest:                                 LIBERTY INVESTMENT
                                        MANAGEMENT, INC., formerly known as
                                        Eagle Institutional Asset Management,
                                        Inc., a Florida corporation

By:/s/ Sidney D. Goff                   By:  /s/ HERBERT E. EHLERS
   ---------------------------             ------------------------------
Sydney D. Goff, Secretary                   W Herbert E. Ehlers, Chairman

     (Corporate Seal)                             "Corporation"

                                        Address: Suite 500
                                                 2502 Rocky Point Drive
                                                 Tampa, Florida 33607


           [Signature Page to termination and Release Agreement]


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